Exhibit 99.1

NeoStem Appoints Grant Thornton LLP as New Independent Registered Public Accounting Firm

NEW YORK, Aug. 23, 2011 /PRNewswire/ -- NeoStem, Inc. (NYSE Amex: NBS) ("NeoStem" or the "Company"), an international biopharmaceutical company with a focus on cell-based therapeutic development, announced today the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2011. Grant Thornton LLP replaces Deloitte & Touche LLP.  The decision to appoint Grant Thornton LLP as its independent registered public accounting firm was approved by NeoStem's Audit Committee on August 16, 2011. Deloitte & Touche's report on NeoStem's financial statements for fiscal year 2010 did not contain any adverse opinion or disclaimer of opinion, and there have been no disagreements between the Company and Deloitte & Touche on any matter regarding accounting principles or practices, financial statement disclosure or auditing scope or procedure during the fiscal year that ended December 31, 2010 and the subsequent interim period through August 12, 2011.

"NeoStem is thrilled to be able to engage an organization such as Grant Thornton LLP, who has global reach yet an understanding of the microcap company's needs to be nimble, responsive, and knowledgeable," said Dr. Robin Smith, NeoStem's CEO and Chairman of the Board of Directors. "We feel that the engagement of Grant Thornton is consistent with our goal of maintaining top quality while achieving our objective of cost efficiency.  We thank Deloitte & Touche for their service on NeoStem's behalf."

About NeoStem, Inc.
NeoStem is engaged in the development and manufacturing of cell-based therapies in the U.S. Its January, 2011 acquisition of Progenitor Cell Therapy, and its July 13, 2011 agreement to acquire Amorcyte, Inc. (which is expected to close in the fourth quarter subject to shareholder approval) position NeoStem to achieve its mission of capturing the paradigm shift to cell therapy.

PCT not only gives NeoStem access to a world class contract manufacturing cell therapy company, but provides NeoStem a platform and expertise around the evaluation, development and regulatory requirements necessary to develop autologous, allogeneic, immunomodulatory and vaccine-based therapeutics.

NeoStem also holds the worldwide exclusive license to VSEL™ Technology, which uses very small embryonic-like stem cells, shown to have several physical characteristics that are generally found in embryonic stem cells, and is pursuing the licensing of other technologies for therapeutic use. NeoStem owns 80% of Athelos Corporation, a company developing a T-cell therapeutic with potential in a range of auto-immune conditions such as graft versus host disease, asthma and diabetes. NeoStem's acquisition of Amorcyte, once the transaction is completed, will give the Company a Phase II asset for the treatment of acute myocardial infarctions and a Phase I asset for congestive heart failure. NeoStem will own 100% of the worldwide rights to the Amorcyte programs.

Furthermore, NeoStem is building its Chinese presence by establishing an operations lab for cell-based manufacturing in Beijing and is commercializing cellular therapies in China through the establishment of relationships with a network of hospitals.

NeoStem also owns a majority interest in Suzhou Erye Pharmaceutical Company Limited, a world class manufacturer and distributor of generic antibiotics in China, with reported revenues of $69 million in 2010.

For more information on NeoStem, please visit www.neostem.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward looking statements include statements herein with respect to the successful execution of the Company's business and medical strategy, including with respect to the development of Amorcyte's assets and the closing of the Amorcyte acquisition which remains subject to certain customary closing conditions, about which no assurance can be given. The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 6, 2011, its Form 8-K filed on July 14, 2011 as well as other periodic filings made with the Securities and Exchange Commission. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

For more information, please contact:

NeoStem, Inc.
Robin Smith, CEO
Phone: +1-212-584-4174
Email: rsmith@neostem.com
Web: http://www.neostem.com